CrossAmerica Partners LP Reports First Quarter 2016 Results

- Generated first quarter Adjusted EBITDA of $22.2 million, up 43% over first quarter 2015
- Reported first quarter Distribution Coverage Ratio of 0.88x versus 0.76x for the first quarter of 2015
- Generated first quarter Distributable Cash Flow of $17.3 million, up 71% over first quarter 2015
Allentown, PA May 6, 2016 – CrossAmerica Partners LP (NYSE: CAPL (“CrossAmerica” or the “Partnership”), a leading wholesale fuels distributor, convenience store operator, and owner and lessor of real estate used in the retail distribution of motor fuels, today reported financial results for the first quarter ended March 31, 2016.
“In the first quarter, we continued to execute on our acquisition and integration strategy, resulting in a 71% increase to distributable cash flow for our unit holders, compared to the first quarter of 2015,” said Jeremy Bergeron, President of CrossAmerica Partners. “These efforts, and the strength of our base business, position us well to benefit from the seasonally stronger periods of the spring and summer driving season.”
Three Months
Consolidated Results
Operating income was $5.9 million for the first quarter 2016 compared to a loss of $0.4 million achieved in the first quarter 2015. EBITDA was $18.2 million for the three month period ended March 31, 2016, up 66% over the $11.0 million for the same period in 2015 (non-GAAP measures, including EBITDA, as described are reconciled to the corresponding GAAP measures in the Supplemental Disclosure section of this release). Adjusted EBITDA was $22.2 for the first quarter 2016 compared to $15.6 million for the same period in 2015, representing an increase of 43%. The increase in EBITDA and Adjusted EBITDA was due primarily to an increase in the gross profit at the Partnership's wholesale segment.
Wholesale Segment
During the first quarter 2016, CrossAmerica distributed, on a wholesale basis, 236.2 million gallons of motor fuel at an average wholesale gross margin of $0.050 per gallon, resulting in gross profits of $11.7 million. For the three month period ended March 31, 2015 the Partnership distributed, on a wholesale basis, 233.8 million gallons of fuel at an average wholesale gross margin of $0.056 per gallon, resulting in gross profits of $13.1 million. The decrease was primarily due to the decline in the margin the Partnership receives from purchase discounts provided to CrossAmerica by its suppliers. The Partnership receives certain discounts from suppliers based on a percentage of the purchase price of fuel and the dollar value of these discounts varies with the price of wholesale motor fuel, which was lower during the first quarter of 2016 than it was during the first quarter of 2015.
CrossAmerica’s gross profit from its Other revenues for the wholesale segment, which primarily consist of rental income, was $14.1 million for the first quarter of 2016 compared to $10.5 million for the same period in 2015. The increase in rental income was primarily associated with acquisitions completed in 2015 and the continued dealerization of company-operated stores.
The Partnership recorded $4.1 million in income from its 17.5% equity investment in CST Fuel Supply LP in the first quarter of 2016, compared to $1.1 million for the same period in 2015. The increase is a result of the additional 12.5% interest acquired in July 2015.
Adjusted EBITDA for the wholesale segment was $24.0 million for the first quarter of 2016 compared to $17.6 million for the same period in 2015. The $6.4 million increase was primarily driven by an increase in rental income, income from the Partnership's equity interest in CST Fuel Supply and a reduction in overall operating expenses, partially offset by a decrease in fuel margin as discussed above (see Supplemental Disclosure Regarding Non-GAAP Financial Information below).
Retail Segment
For the first quarter 2016, the Partnership sold 40.2 million gallons of motor fuel at an average retail motor fuel gross margin of $0.063 per gallon, net of commissions and credit card fees, resulting in gross profits of $2.5 million. For the same period in 2015, CrossAmerica sold 46.3 million gallons at an average retail motor fuel gross margin of $0.102 per gallon, net of commissions and credit card fees, resulting in gross profits of $4.7 million. Motor fuel gross profit decreased $2.2 million attributable to a 13% decrease in volume driven by the conversion of certain higher volume sites acquired in prior acquisitions to the dealer customer group during 2015. Certain of these sites, located in different regions from CrossAmerica's remaining company-operated sites, generally had a higher motor fuel gross profit mix compared to the remaining company-operated sites.
During the quarter, the Partnership also generated $7.7 million in gross margin from the sale of food and merchandise versus $8.5 million for the same period in 2015. Once again, the decrease in merchandise gross profit is primarily due to the dealerization of company-operated stores.
Adjusted EBITDA for the retail segment was $1.8 million for the first quarter of 2016 compared to $4.8 million for the same period in 2015. The $3.0 million decrease was primarily caused by lower retail fuel margins and the continued dealerization of company-operated stores (see Supplemental Disclosure Regarding Non-GAAP Financial Information below).
Distributable Cash Flow and Distribution Coverage Ratio
Distributable Cash Flow (see Supplemental Disclosure Regarding Non-GAAP Financial Information below) was $17.3 million for the three month period ended March 31, 2016 compared to $10.1 million for the same period in 2015. The increase in Distributable Cash Flow was due primarily to an increase in earnings driven by acquisitions in addition to lower operating and general and administrative expenses. Distributable Cash Flow per diluted limited partner unit was $0.5211 for the three months ended March 31, 2016 and the Partnership paid a limited partner distribution per unit of $0.5925 during the quarter, resulting in a Distribution Coverage Ratio of 0.88 times for the three months ended March 31, 2016.
Acquisition of franchise Holiday Stationstores
On March 29, 2016, CrossAmerica closed on the acquisition of 31 franchise Holiday Stationstores (“Holiday”) and 3 company- operated liquor stores from S/S/G Corporation for approximately $52.3 million, including working capital. Of the 34 company- operated stores, 31 are located in Wisconsin and 3 are located in Minnesota. The acquisition was funded by borrowings under the CrossAmerica revolving credit facility.
Liquidity and Capital Resources
As of May 4, 2016, approximately $63.3 million was available for future borrowings under the CrossAmerica revolving credit facility. In connection with future acquisitions, the revolving credit facility requires, among other things, that the Partnership has, after giving effect to such acquisition, at least $20.0 million of borrowing availability under the revolving credit facility and unrestricted cash on the balance sheet on the date of such acquisition.
Distributions
On May 5, 2016, the Board of the Directors of CrossAmerica’s General Partner declared a quarterly distribution of $0.5975 per limited partner unit attributable to the first quarter of 2016. As previously announced, the distribution will be paid on May 31, 2016 to all unitholders of record as of May 19, 2016.  The amount and timing of any future distributions is subject to the discretion of the Board of Directors of CrossAmerica’s General Partner. CrossAmerica expects to grow per unit distributions in 2016 by 5%-7% over 2015 levels while targeting the long-term goal of maintaining an annual coverage ratio of at least 1.1x.
Conference Call
The Partnership will host a conference call on May 6, 2016 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time) to discuss 2016 first quarter earnings results. The conference call numbers are 888-517-2513 or 847-619-6533 and the passcode for both is 5854572#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CrossAmerica website (www.crossamericapartners.com). A slide presentation for the conference call will also be available on the investor section of the Partnership’s website. To listen to the audio webcast, go to http://www.crossamericapartners.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854572#. An archive of the webcast will be available on the investor section of the CrossAmerica website at www.crossamericapartners.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CROSSAMERICA PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Operating revenues(a)	$367,740	$480,457
Cost of sales(b)	330,550	442,730
Gross profit	37,190	37,727

Income from CST Fuel Supply	4,051	1,098
Operating expenses:
Operating expenses	15,411	17,340
General and administrative expenses	7,005	10,446
Depreciation, amortization and accretion expense	12,900	11,502
Total operating expenses	35,316	39,288
Gain (loss) on sales of assets, net	(4)	30
Operating income (loss)	5,921	(433)
Other income, net	118	59
Interest expense	(5,065)	(4,278)
Income (loss) before income taxes	974	(4,652)
Income tax benefit	(795)	(1,681)
Consolidated net income (loss)	1,769	(2,971)
Net income (loss) attributable to noncontrolling interests	2	(5)
Net income (loss) attributable to CrossAmerica limited partners	1,767	(2,966)
Distributions to CST as a holder of the incentive distribution rights	(759)	(170)
Net income (loss) available to CrossAmerica limited partners	$1,008	$(3,136)
Net income (loss) per CrossAmerica limited partner unit:
Basic earnings per common unit	$0.03	$(0.13)
Diluted earnings per common unit	$0.03	$(0.13)
Basic and diluted earnings per subordinated unit	$0.03	$(0.13)
Weighted-average CrossAmerica limited partner units:
Basic common units	28,475,363	16,935,125

Diluted common units (c)	28,545,975	17,057,909
Basic and diluted subordinated units	4,630,769	7,525,000
Total diluted common and subordinated units (c)	33,176,744	24,582,909

Distribution paid per common and subordinated units	$0.5925	$0.5425
Distribution declared (with respect to each respective period) per common and subordinated units	$0.5975	$0.5475

Supplemental information:
(a) Includes excise taxes of:	$19,893	$20,511
(a) Includes revenues from fuel sales to related parties of:	$73,308	$98,924
(a) Includes income from rentals of:	$19,531	$14,420
(b) Includes expenses from fuel sales to related parties of:	$70,252	$96,040
(b) Includes expenses from rentals of:	$4,748	$3,522
(c) Diluted common units are not used in the calculation of diluted earnings per common unit for the three months ended March 31, 2015 because to do so would be antidilutive

Segment Results
Wholesale
The following table highlights the results of operations and certain operating metrics of the Wholesale segment (thousands of dollars, except for the number of distribution sites and per gallon amounts):

	Three Months Ended
	March 31,
	2016	2015
Gross profit:
Motor fuel–third party	$5,614	$7,148
Motor fuel–intersegment and related party	6,111	5,984
Motor fuel gross profit	11,725	13,132
Rent and other(i)	14,129	10,502
Total gross profit	25,854	23,634

Income from CST Fuel Supply(a)	4,051	1,098
Operating expenses(i)	(5,864)	(7,130)
Adjusted EBITDA(b)	$24,041	$17,602

Motor fuel distribution sites (end of period):(c)
Motor fuel–third party
Independent dealers(d)	390	387
Lessee dealers(e)	343	213
Total motor fuel distribution–third party sites	733	600

Motor fuel–intersegment and related party
Affiliated dealers (related party)	191	197
CST (related party)	43	43
Commission agents (Retail segment)	66	72
Company-operated retail convenience stores (Retail segment)(f)	94	137
Total motor fuel distribution–intersegment and related party sites	394	449

Motor fuel distribution sites (average during the period):
Motor fuel-third party distribution	683	615
Motor fuel-intersegment and related party distribution	406	418

	Three Months Ended
	March 31,
	2016	2015

Total volume of gallons distributed (in thousands)	236,162	233,812

Motor fuel gallons distributed per site per day:(g)
Motor fuel–third party
Total weighted average motor fuel distributed–third party	2,108	2,309
Independent dealers	2,329	2,613
Lessee dealers	1,828	1,718

Motor fuel–intersegment and related party
Total weighted average motor fuel distributed–intersegment and related party	2,676	2,609
Affiliated dealers (related party)	2,326	2,305
CST (related party)	4,783	4,731
Commission agents (Retail segment)	2,774	2,736
Company-operated retail convenience stores (Retail segment)	2,389	2,303

Wholesale margin per gallon–total system	$0.050	$0.056
Wholesale margin per gallon–third party(h)	$0.041	$0.053
Wholesale margin per gallon–intersegment and related party	$0.062	$0.061

(a)	Represents income from the Partnership's equity interest in CST Fuel Supply.

(b)	Please see the reconciliation of our segment’s Adjusted EBITDA to consolidated net income under the heading “Results of Operations—Non-GAAP Financial Measures.”

(c)	In addition, as of March 31, 2016 and 2015, the Partnership distributed motor fuel to 14 and 16 sub-wholesalers, respectively, who distribute to additional sites.

(d)
The increase in the independent dealer site count was primarily attributable to 21 independent dealer contracts assigned to CrossAmerica by CST and nine wholesale fuel supply contracts acquired in the One Stop acquisition, partially offset by 27 terminated motor fuel supply contracts that were not renewed.

(e)
The increase in the lessee dealer site count was primarily attributable to converting 125 company-operated convenience stores in CrossAmerica’s Retail segment to the lessee dealer customer group in the Wholesale segment between March 31, 2015 and March 31, 2016.

(f)
The decrease in the company-operated retail site count was primarily attributable to 125 company-operated convenience stores being dealerized between March 31, 2015 and March 31, 2016, partially offset by the 41 sites acquired in the July 2015 One Stop acquisition and the 31 sites acquired in the March 2016 Holiday Stationstores acquisition.

(g)	Does not include the motor fuel gallons distributed to sub-wholesalers.
(h) Includes the wholesale gross margin for motor fuel distributed to sub-wholesalers.
(i) Prior to 2016, CrossAmerica netted lease executory costs such as real estate taxes, maintenance, and utilities that CrossAmerica paid and re-billed to customers on its statement of operations. During the first quarter of 2016, CrossAmerica began accounting for such amounts as rent income and operating expenses and reflected this change in presentation retrospectively. This change resulted in a $2.5 million increase in rent and other income and operating expenses for the three months ended March 31, 2015.

Retail
The following table highlights the results of operations and certain operating metrics of the Retail segment (thousands of dollars, except for the number of convenience stores and per gallon amounts):

	Three Months Ended
	March 31,
	2016	2015
Gross profit:
Motor fuel	$2,529	$4,717
Merchandise and services	7,715	8,462
Other	973	1,076
Total gross profit	11,217	14,255
Operating expenses	(9,547)	(10,210)
Inventory fair value adjustments (a)	91	706
Adjusted EBITDA(b)	$1,761	$4,751
Retail sites (end of period):
Commission agents	67	72
Company-operated convenience stores(c)	97	144
Total system sites at the end of the period	164	216
Total system operating statistics:
Average retail sites during the period(c)	173	191
Motor fuel sales (gallons per site per day)	2,549	2,692
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.063	$0.102
Commission agents statistics:
Average retail sites during the period	67	74
Motor fuel sales (gallons per site per day)	2,767	2,736
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.016	$0.039
Company-operated convenience store retail site statistics:
Average fueling sites during the period(c)	107	118
Motor fuel sales (gallons per site per day)	2,413	2,664
Motor fuel gross profit per gallon, net of credit card fees	$0.097	$0.142
Merchandise and services sales (per site per day)(d)	$3,141	$2,770
Merchandise and services gross profit percentage, net of credit card fees	25.3%	29.6%
(a) The inventory fair value adjustments recorded during the three months ended March 31, 2016 and 2015 represent the write-offs of the step-up in value ascribed to inventory in the Holiday Stationstores and Erickson acquisitions, respectively.

(b)	Please see the reconciliation of CrossAmerica’s segment Adjusted EBITDA to consolidated net income under the heading “Supplemental Disclosure Regarding Non-GAAP Financial Measures.”

(c)
The decrease in retail sites relates to the conversion of 125 company-operated sites to lessee dealer since March 31, 2015, partially offset by the 42 One Stop and 34 Holiday sites acquired since March 31, 2015.

(d)	Includes the results from car wash sales and commissions from lottery, money orders, air/water/vacuum services and ATM fees.

Supplemental Disclosure Regarding Non-GAAP Financial Measures
CrossAmerica uses non-GAAP financial measures EBITDA, Adjusted EBITDA, and Distributable Cash Flow. EBITDA represents net income available to CrossAmerica limited partners before deducting interest expense, income taxes and depreciation, amortization and accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on sales of assets, certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other discrete non-cash items, such as inventory fair value adjustments arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense.
EBITDA, Adjusted EBITDA, and Distributable Cash Flow are used as supplemental financial measures by management and by external users of CrossAmerica’s financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess the Partnership’s financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of CrossAmerica’s business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of the Partnership’s retail convenience store activities. EBITDA, Adjusted EBITDA, and Distributable Cash Flow are also used to assess the ability to generate cash sufficient to make distributions to CrossAmerica’s unit-holders.
The Partnership believes the presentation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, and Distributable Cash Flow should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, and Distributable Cash Flow may be defined differently by other companies in CrossAmerica’s industry, the Partnership’s definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

 The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

Three Months Ended
March 31,
2016	2015
Net income available to CrossAmerica limited partners	$1,008	(3,136)
Interest expense	5,065	4,278
Income tax benefit	(795)	(1,681)
Depreciation, amortization and accretion	12,900	11,502
EBITDA	$18,178	$10,963
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement(a)	3,282	2,942
(Gain) loss on sales of assets, net	4	(30)
Acquisition related costs(b)	660	1,002
Inventory fair value adjustments	91	706
Adjusted EBITDA	$22,215	$15,583
Cash interest expense	(4,695)	(3,909)
Sustaining capital expenditures(c)	(131)	(520)
Current income tax expense	(100)	(1,059)
Distributable Cash Flow	$17,289	$10,095

Weighted average diluted common and subordinated units(d)	33,177	24,583

Distributable Cash Flow per diluted limited partner unit	$0.5211	$0.4107
Distributions paid per limited partner unit	$0.5925	$0.5425
Distribution coverage	0.88	x	0.76	x

(a)
As approved by the independent conflicts committee of the Board of Directors of the General Partner and the executive committee of CST and its board of directors, CrossAmerica and CST mutually agreed to settle certain amounts due under the terms of the Amended Omnibus Agreement in limited partnership units.

(b)	Relates to certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired businesses.

(c)
Under the First Amended and Restated Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain the long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain CrossAmerica’s sites in leasable condition, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d)
Amount includes approximately 122,784 diluted units that are not included in the calculation of diluted earnings per unit for the three months ended March 31, 2015 on the face of the income statement because to do so would be anti-dilutive.

The following table reconciles segment Adjusted EBITDA to consolidated Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31,
	2016	2015
Adjusted EBITDA - Wholesale segment	$24,041	$17,602
Adjusted EBITDA - Retail segment	1,761	4,751
Adjusted EBITDA - Total segment	$25,802	$22,353

Reconciling items:
Elimination of intersegment profit in ending inventory balance	119	(162)
General and administrative expenses	(7,005)	(10,446)
Other income, net	118	59
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement	3,282	2,942
Acquisition related costs	660	1,002
Net (income) loss attributable to noncontrolling interests	(2)	5
Distributions to incentive distribution right holders	(759)	(170)
Consolidated Adjusted EBITDA	$22,215	$15,583
About CrossAmerica Partners LP
CrossAmerica Partners is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America.  Formed in 2012, CrossAmerica Partners LP is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to more than 1,180 locations and owns or leases more than 800 sites. With a geographic footprint covering 29 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo, Marathon and Phillips 66. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.
Contacts
Investors: Karen Yeakel, Executive Director – Investor Relations, 610-625-8005
Randy Palmer, Executive Director – Investor Relations, 210-692-2160
Safe Harbor Statement
Statements contained in this release that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s Form 10-K or Forms 10-Q filed with the Securities and Exchange Commission, and available on the CrossAmerica’s website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.
Note to Non-United States Investors: This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of CrossAmerica Partners LP’s distributions to non-U.S. investors as attributable to income that is effectively connected with a United States trade or business. Accordingly, CrossAmerica Partners LP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.